Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

CONTACT:

Marty McKenna (312) 928-1901, mmckenna@eqr.com

June 30, 2025

Equity Residential Announces Executive Management Team Leadership Transition Plans

Bob Garechana to become Chief Investment Officer; Bret McLeod joins as Chief Financial Officer; Alec Brackenridge to Retire as Chief Investment Officer

Chicago, IL – June 30, 2025 - Equity Residential (NYSE: EQR) today announced changes to its executive management team.

Chief Investment Officer

Robert A. (“Bob”) Garechana, 46, currently the Company’s Executive Vice President and Chief Financial Officer (“CFO”), will assume the role of Executive Vice President and Chief Investment Officer (“CIO”). Alexander (“Alec”) Brackenridge, 61, currently Executive Vice President and CIO, will transition to Executive Vice President – Investments and retire at the end of 2025. Mr. Garechana joined Equity Residential in 2004 and has served as the Company’s CFO and a member of the Company’s executive and investment committees since September 2018. Mr. Brackenridge joined the Company in 1993 and has served as CIO since September 2020.

Chief Financial Officer

Bret D. McLeod, 42, will join the Company in July 2025 as Executive Vice President - Finance and assume the Chief Financial Officer role on August 7, 2025. Mr. McLeod currently serves as Executive Vice President and CFO of Great Wolf Resorts. He is a seasoned senior financial executive with extensive experience in corporate strategy, capital markets, operations and investor relations at both public and private companies. Prior to Great Wolf, he served as CFO for Citycon, a publicly listed owner of Nordic shopping centers. Before that, he spent nearly 15 years at Host Hotels & Resorts (NASDAQ: HST), serving in positions of increasing responsibility, most recently as Senior Vice President, Treasurer, Head of Strategy & Investor Relations. Mr. McLeod has a BSBA in Finance and Management from Georgetown University and an MBA from Northwestern University’s Kellogg School of Management.

“This is an exciting transition for Equity Residential that builds on our Company’s history of thoughtful succession management. Bob has proven himself to be a talented and dynamic leader and we look forward to him continuing to advance our capital allocation strategy alongside the rest of our experienced investments team. We are also delighted to welcome Bret to Equity Residential. Bret brings a wealth of skills and experiences from outside the residential space to our Company and we look forward to him leading our finance team and advancing transformational initiatives across the Company,“ said Mark J. Parrell, Equity Residential’s

President and CEO. “I have been fortunate to call Alec a colleague and a friend for more than two decades. We are tremendously grateful to him for his many contributions to Equity Residential’s success and wish him the very best in his retirement.”

Ferguson Partners, a firm specializing in executive and board recruitment in the REIT industry, advised Equity Residential in recruiting Mr. McLeod for his new role.

About Equity Residential

Equity Residential is committed to creating communities where people thrive. The Company, a member of the S&P 500, is focused on the acquisition, development and management of residential properties located in and around dynamic cities that attract affluent long-term renters. Equity Residential owns or has investments in 319 properties consisting of 86,422 apartment units, with an established presence in Boston, New York, Washington, D.C., Seattle, San Francisco and Southern California, and an expanding presence in Denver, Atlanta, Dallas/Ft. Worth and Austin. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, government regulations and competition. These and other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.